Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT is effective as of March 24, 2010 (the “Effective Date”), by and between Don Gawick, an individual (“Executive”) and Casedhole Holdings, Inc., a Delaware corporation (the “Company”).

In consideration of the promises, mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the meanings set forth below unless the context clearly requires otherwise. Terms defined elsewhere in this Agreement shall have the same meaning throughout this Agreement:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of capital stock, by contract or otherwise.

“Board’ means the Board of Directors of the Company or a committee of the Board of Directors of the Company.

“Cause” means (a) Executive’s willful failure or refusal to perform reasonably assigned duties consistent with Executive’s office or position in the Company in any material respect, if such failure or refusal is not corrected by Executive within 30 days following written notice by the Company describing such failure or refusal in reasonable detail; (b) Executive’s conviction for or plea of nolo contendere to a felony involving fraud, embezzlement or financial improprieties; (c) any willful violation by Executive of laws or regulations applicable to the Company’s business which has a materially adverse effect on the business or reputation of the Company or its Subsidiaries; (d) Executive’s failure or refusal to comply with any written material rule or policy of the Company that was approved by the Board and of which Executive had prior notice, if such failure or refusal is not corrected by Executive as promptly as reasonably practicable after receipt of written notice from the Company describing such failure or refusal in reasonable detail; or (e) Executive’s gross negligence or willful misconduct in the performance of his duties under this Agreement.

“Common Stock” means the common stock of the Company, par value $.001 per share.

“Disability” means the inability (as determined by the Board in good faith) of Executive to perform the essential functions of Executive’s position hereunder due to physical or mental disablement (after taking into account the Company’s obligation to provide reasonable accommodations to Executive in accordance with the Americans With Disabilities Act of 1990 or analogous state law) which continues for a period of three consecutive months or for an aggregate of three months during any 12 month period during the Employment Term. In making any determination regarding the “Disability” of Executive, Executive shall have the right to provide to the Board, and the Board shall consider in good faith, any physical or mental evaluation of Executive performed by a competent physician selected by Executive.

“EBITDA” means earnings before interest, taxes, depreciation and amortization of the Company and its Subsidiaries on a consolidated basis, less all bonus amounts paid or accrued, deferred salary amounts and other similar sums owed to management of the Company.

Executive Employment Agreement

“Employment Term” means the period of time from the Effective Date until the earlier to occur of (i) the termination of this Agreement in accordance with the provisions of Section 6, or (ii) the fifth anniversary of the Effective Date.

“Fiscal Year” means the fiscal year of the Company.

“Person” means any individual, corporation, partnership, limited liability company, trust, group, syndicate, association or other entity.

“Restricted Business” means any business or activity that is competitive with a business in which the Company or any of its Subsidiaries engaged during the 12 month period preceding the termination of Executive’s employment with the Company and its Subsidiaries or Affiliates, including without limitation, the business of providing wireline completion services, perforating services and pipe recovery services to customers in the oil and gas industry, in any geographic area in which the Company or any of its Subsidiaries engaged in such business during such 12 month period.

“Sale of the Company” means (a) any sale of all or substantially all of the Common Stock to any Person; (b) any consolidation or merger of the Company with another Person that is not an Affiliate or Subsidiary of the Company or an Affiliate of any stockholder of the Company, in which the holders of the Common Stock immediately prior to such event cease to control a majority of the interests entitled to vote for the election of directors (or other members of such Person’s governing body) of the surviving or successor Person immediately after such event; or (c) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another Person that is not an Affiliate of any stockholder of the Company.

“Senior Credit Agreement” means that certain Credit Agreement entered into by and among the Company, its Subsidiaries, the lenders signatory thereto from time to time, and Newstar Financial, Inc., as Administrative Agent and Lead Arranger, and any successor or replacement senior credit agreement into which the Company may enter after the date hereof.

“Senior Executive Bonus Plan” means, collectively, that certain bonus plan and the policies and performance criteria related thereto (each of which may be amended, revoked or otherwise modified from time to time) applicable to the Company’s senior executives, which, among other things, sets as target bonus compensation for the Chief Executive Officer of the Company 40% of such executive’s base salary and is subject to the sole discretion of the Board.

“Stockholders Agreement’’ means that certain Amended and Restated Stockholders Agreement of the Company, dated as of June 25, 2008, by and among the Company, Intervale Capital Fund, L.P., and the stockholders of the Company from time to time party thereto.

“Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, capital stock or any other equity interest therein, and which engages in the business of providing wireline completion services, perforating services and pipe recovery services to customers in the oil and gas industry or any other business that is a principal line of business in which the Company is engaged.

2. Term of Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth in this Agreement for the duration of the Employment Term. The Employment Term will not automatically extend or renew unless the Company and Executive mutually agree on new terms prior to expiration of the Employment Term. Any employment of Executive after the Employment Term shall be considered employment at will.

Executive Employment Agreement

3. Title; Duties; Reassignment and Relocation. During the Employment Term, Executive shall serve as Chief Executive Officer of the Company. In such position, Executive shall have such duties and authority as are reasonable and customary for such a position and shall report to the Board. Executive hereby agrees to undertake the duties and responsibilities inherent in the position of Chief Executive Officer and such other duties and responsibilities as the Company shall from time to time reasonably assign to him. The Board may in its discretion reassign Executive to one or more different positions with the Company or any of its Subsidiaries with different job titles, duties and responsibilities; provided, however, that the Company shall not relocate Executive to any metropolitan area outside of Houston, Texas without Executive’s consent.

4. Full-time Commitment; No Conflict. During the Employment Term, Executive shall devote his full time and best efforts to the business of the Company and the performance of his duties hereunder. Executive shall not, directly or indirectly, engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendering of such duties without the prior written consent of the Company.

5. Compensation and Benefits.

5.1. Base Salary. During the Employment Term, Executive shall receive an annual base salary (the “Base Salary”) equal to:

(a) for the period from the Effective Date through the end of the Company’s 2010 Fiscal Year, a base annual salary of $200,000 per annum (prorated for the portion of such Fiscal Year that Executive was not employed by the Company);

(b) beginning with the Company’s 2011 Fiscal Year, a base annual salary of $250,000 per annum; and

(c) beginning on the Fiscal Year immediately following the first Fiscal Year during the Employment Term in which the Company’s EBITDA exceeds $10,000,000, a base annual salary of $300,000 per annum;

in each case less tax withholdings, payable in accordance with the Company’s customary payroll practices with respect to amount, time and manner of payment. Notwithstanding the foregoing, at the reasonable discretion of the Board, based upon annual performance reviews of Executive, the Base Salary may be adjusted from time to time as deemed reasonable and appropriate by the Board; provided, however, that the Company may not decrease the Base Salary without the Executive’s consent unless at the time of such decrease the Company is in default or potential default of a material covenant under the Senior Credit Agreement or in financial distress as determined by a majority of the Board in its reasonable discretion.

5.2. Bonus. Following the end of each Fiscal Year during the Employment Term, Executive shall be eligible to receive bonus compensation equal to an amount determined and approved annually by the Board in accordance with the Senior Executive Plan; provided, however, that to receive the full amount of any such bonus compensation, the Company shall have achieved certain financial metrics with respect to its annual budget for the applicable Fiscal Year. In the event the performance of Executive or the Company (as applicable) exceeds performance criteria under the Senior Executive Plan, Executive may be paid additional bonus compensation in an amount determined and approved by the Board. Executive may also be eligible for other discretionary bonus compensation which shall be within the sole discretion of the Board.

Executive Employment Agreement

5.3. Benefits. During the Employment Term, Executive shall be entitled to receive health insurance (including coverage for Executive’s dependents) and other benefits comparable to those offered to other senior executive officers of the Company, including but not limited to, five-weeks of paid vacation per year (to be reviewed annually by the Board), disability insurance, and participation in the Company’s 401k Plan and SEP IRA Plan, and such other fringe benefits as may be determined and approved from time to time by the Board.

5.4. Business Expenses and Perquisites. Executive shall be entitled to reimbursement by the Company during the Employment Term for reasonable travel, entertainment and other reasonable, standard business expenses incurred by Executive in the performance of his duties hereunder in accordance with such policies as the Company may from time to time have in effect. Additionally, Executive shall be provided use of a Company-owned automobile for Company business purposes and reimbursed for any reasonable, customary membership fees to a mutually agreeable golf club within 50 miles of the Houston, Texas metropolitan area.

5.5. Equity Incentives. During the Employment Term, Executive may be eligible to receive additional equity incentives, including additional issuances of Common Stock and the issuance of securities that are exercisable for, convertible into or exchangeable for Common Stock, as may be determined and approved from time to time by the Board, in its sole discretion.

5.6. Deduction and Withholding. Notwithstanding any other provision of this Agreement, any payments or benefits hereunder shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company reasonably determines it should withhold pursuant to any applicable law or regulation, calculated at the lowest permissible rate.

6. Termination and Repurchase Rights.

6.1. For Cause by the Company. Notwithstanding any other provision of this Agreement, Executive’s employment hereunder may be terminated by the Company at any time for Cause by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board at a meeting of the Board called and held for such purpose. If Executive’s employment is terminated by the Company for Cause, the Company shall pay Executive a lump sum amount equal to the portion of the Base Salary earned or accrued through the last day of his actual employment by the Company and all accrued but unused vacation pay.

6.2. Disability. Without prejudice to any of Executive’s rights under the Americans With Disabilities Act of 1990 or analogous state law, Executive’s employment hereunder may be terminated by the Company at any time in the event of a Disability. If Executive’s employment is terminated by the Company for Disability, the Company shall pay Executive an amount equal to the portion of the Base Salary earned or accrued through the date on which Executive is first eligible to receive payment of disability benefits in lieu of Base Salary under the Company’s employee benefit plans (if any) as then in effect and all accrued but unused vacation pay.

6.3. Death. Executive’s employment hereunder shall automatically terminate in the event of Executive’s death. If Executive’s employment is terminated by the death of Executive, the Company shall pay to Executive’s estate or legal representative an amount equal to the portion of the Base Salary earned or accrued, at the rate in effect at the time of Executive’s death, through the last day of his actual employment by the Company and all accrued but unused vacation pay.

Executive Employment Agreement

6.4. Without Cause by the Company. Executive’s employment hereunder may be terminated by the Company without Cause at any time upon written notice from the Company to Executive. If Executive’s employment is terminated by the Company without Cause, the Company shall pay Executive (a) an amount equal to the portion of the Base Salary earned or accrued through the last day of his actual employment by the Company and all accrued but unused vacation pay, and (b) provided Executive signs a release of all claims related to his employment with the Company in the form of Exhibit A hereto within 21 days of termination, (i) a severance payment in an amount equal to 50% of Executive’s then-current Base Salary, payable during the 6 month period immediately following Executive’s termination in accordance with the Company’s customary payroll practices with respect to amount, time and manner of payment, and (ii) for the 12 month period immediately following Executive’s termination, the full COBRA premium for Executive’s continuation of all benefits permissible under such statute.

6.5. Termination by Executive. Executive’s employment hereunder may be terminated, without liability, by Executive at any time upon not less than 30 days prior written notice from Executive to the Company. If Executive terminates his employment with the Company pursuant to this Section 6.5, the Company shall pay Executive an amount equal to the portion of the Base Salary earned or accrued through the last day of his actual employment by the Company and all accrued but unused vacation pay.

6.6. Notice of Termination. Any purported termination of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

6.7. Severance Benefits. The severance payments and benefits available to Executive under this Section 6 are the sole and exclusive severance payments and benefits to which Executive may be entitled upon termination of his employment. Executive shall not be entitled to receive any other severance-related payments or benefits under any other plan or agreement which may from time to time be made available to other employees of the Company.

6.8. Repurchase Rights. As a condition to acquiring any shares of Common Stock or securities that are exercisable for, convertible into or exchangeable for, Common Stock, Executive shall execute and deliver an instrument of accession to the Stockholders Agreement in form and substance satisfactory to the Company. The Company’s right to repurchase any shares of Common Stock or vested options held by Executive, shall be as set forth in the Stockholders Agreement and that certain letter agreement dated as of the date hereof between the Company and Executive.

6.9. Survival. The provisions of Sections 6.6, 6.8 and this Section 6.9 shall survive the termination of this Agreement in all events.

7. Non-Competition and Non-Solicitation.

7.1. Non-Competition. Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Company and its Subsidiaries compete with other businesses that are or could be located in any part of the United States; (c) the Company has required that Executive make the covenants set forth in this Section 7 as a condition to and in consideration of (i) the execution of this Agreement; and (ii) the provision of certain Confidential Information pursuant to Section 8.1 contemporaneous with the execution of this Agreement, and the promise

Executive Employment Agreement

to provide certain Confidential Information in the future; and (d) the provisions of this Section 7 are reasonable and necessary to protect the business, goodwill and Confidential Information (as defined in Section 8.1) of the Company and its Subsidiaries. In consideration of the foregoing acknowledgements by Executive, the compensation and benefits to be paid or provided to Executive by the Company under this Agreement, the Confidential Information provided to Executive contemporaneous with the execution of this Agreement, and the promise to do so in the future, and any equity and equity incentives issued to Executive after the date hereof, Executive covenants and agrees that while he is employed by the Company or any of its Subsidiaries or Affiliates and for a period of 12 months after expiration or termination of Executive’s employment with the Company or any of its Subsidiaries or Affiliates for any reason whatsoever, Executive will not (A) engage in any Restricted Business or (B) become an employee, investor (except for passive investments of not more than three percent (3%) of the outstanding shares of, or any other equity interest in, a company or entity), lender, consultant, independent contractor, joint venturer, officer, agent, partner or director of, or other participant in, any firm, Person or other entity that is engaged in the Restricted Business. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any breach of this Section 7.1, if Executive is employed by the Company, the Company may immediately terminate the employment of Executive for Cause in accordance with Section 6.1. For the avoidance of doubt, this Section 7.1 and each of the restrictions contained herein are not intended to prohibit Executive from accepting employment with, or providing services to, any Person that acquires the Company or substantially all of the assets or business of the Company in connection with a Sale of the Company.

7.2. Non-Solicitation. In consideration of the acknowledgements by Executive set forth in Section 7.1, the compensation and benefits to be paid or provided to Executive by the Company under this Agreement, and the Confidential Information provided to Executive contemporaneous with the execution of this Agreement, and the promise to do so in the future, for a period of 12 months after termination of Executive’s employment with the Company or any of its Subsidiaries or any of their respective Affiliates, Executive will not directly or indirectly: (a) solicit or hire any individual who is, or was at any time during the preceding six month period, employed by the Company, its Subsidiaries or any of their respective Affiliates; (b) induce any employee of the Company, its Subsidiaries or any of their respective Affiliates to engage in any activity in which Executive is prohibited from engaging by Section 7.1 above; (c) induce any employee of the Company, its Subsidiaries or any of their respective Affiliates to terminate his or her employment with the Company, its Subsidiaries or any of their respective Affiliates; (d) use or permit the name of Executive to be used in connection with any business or enterprise which engages in a Restricted Business; or (e) solicit from any Person known by Executive to be a customer of the Company, its Subsidiaries or any of their respective Affiliates, any business that is a Restricted Business, whether or not Executive had personal contact with such Person during and by reason of Executive’s employment with the Company.

7.3. Interpretation. It is expressly understood and agreed that: (a) although Executive and the Company consider the restrictions contained in this Section 7 to be reasonable, if a final determination is made by a court of competent jurisdiction as set forth herein that the time or territory or any other restriction contained in this Agreement is unenforceable, this Agreement shall not be rendered void but shall be deemed to be enforceable to such maximum extent as such court may judicially determine or indicate to be enforceable; and (b) if any restriction contained in this Agreement is determined to be unenforceable and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

7.4. Survival. The provisions of Sections 7.1, 7.2 and this Section 7.4 shall survive the termination of this Agreement in all events.

Executive Employment Agreement

8. Confidentiality and Developments.

8.1. Confidentiality. The Company promises to provide to Executive, and shall provide to Executive contemporaneous with the execution of this Agreement and in the future, certain Confidential Information, as defined herein. In consideration of the Company’s promise to provide such Confidential Information, and the receipt of such Confidential Information, and in consideration of the other promises set forth in this Agreement, Executive will not at any time disclose or use for his own benefit or purposes or the benefit or purposes of any other Person, firm, joint venture or other organization or enterprise other than the Company, its Subsidiaries and their respective Affiliates, any Confidential Information, without the Company’s prior written consent, unless and to the extent that the Confidential Information: (a) is or becomes generally known to and available for use by the public other than as a result of Executive’s fault; (b) comes into Executive’s possession through a source other than the Company; provided, however, that such source is not known to Executive to be bound by a confidentiality agreement with the Company or is not otherwise known to Executive to be bound not to disclose such information; or (c) is required by law to be disclosed by Executive. As used herein, the term “Confidential Information” shall mean any and all information about inventions, improvements, modifications, discoveries, costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, concepts, technical processes and applications, and other business affairs and methods of the Company, its Subsidiaries and any of their respective Affiliates, collaborators, consultants, suppliers, and customers, as well as any other similar information not readily available to the public, including without limitation any information supplied by third parties to the Company or any of its Subsidiaries under an obligation of confidence. Confidential Information may be contained in various media, including without limitation patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, supplier and customer lists, internal financial data, and other documents and whether or not in written form and whether or not labeled or identified as confidential or proprietary. Nothing in this Agreement shall be construed so as to prohibit Executive’s compliance with a valid order of a court of competent jurisdiction concerning the disclosure of Confidential Information, provided that (unless prohibited by law) Executive shall give the Company prior written notice of such disclosure and Executive shall take all reasonable and lawful actions to obtain confidential treatment for such disclosure, provided that all third party out of pocket expenses are paid by the Company, and, if possible, to minimize the extent of such disclosure. Unless, however, such Confidential Information is made public by such court, all such information shall remain Confidential Information under this Agreement. Executive further agrees that: (1) upon termination or expiration of his employment hereunder, Executive will return immediately to the Company any materials containing Confidential Information then in Executive’s possession or under Executive’s control; and (2) he will not retain or use for his account at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of the Company, its Subsidiaries or any of their respective Affiliates.

8.2. Developments. Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are related to the Company’s or any of its Subsidiaries’ businesses or industries and are created, made, conceived or reduced to practice by Executive or under his direction or jointly with others during his employment by the Company or any of its Subsidiaries or Affiliates, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”). Executive agrees to assign and does hereby assign to the Company (or any Person designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights, copyright applications, trademarks and trademark applications, including those made on or prior to the date hereof. Executive agrees to cooperate fully with the Company, at the Company’s expense, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Executive shall sign all papers, including, without limitation, copyright applications, patent

Executive Employment Agreement

applications, trademark applications, declarations, oaths, formal assignments, and assignment of priority rights, which the Company may reasonably deem necessary or desirable in order to protect its rights and interests in any Development. Executive further agrees that if the Company is unable, after reasonable effort, to secure the signature of Executive on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney in fact of Executive, and Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney in fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

8.3. Specific Performance. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Sections 7 and 8 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining orders, temporary or permanent injunction or any other equitable remedy which may then be available. The parties agree that any requirement to post bond shall be satisfied by posting bond in the amount of $500.

9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or three business days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the address and facsimile number of the recipient of such notice set forth on the signature page to this Agreement or as otherwise specified in a written notice given to all parties to this Agreement.

10. Representations of Executive.

10.1. Executive hereby represents and certifies to the Company that, during the past 10 years, he has not been arrested or convicted of any crime involving fraud, embezzlement, financial improprieties or moral turpitude, nor has he been bankrupt or an officer or director of a bankrupt company.

10.2. Executive hereby represents that he is not bound by the terms of any written agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any written agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

11. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other party, except that the Company may, at its option, assign all (but not less than all) of its rights or obligations under this Agreement to any of its Subsidiaries or Affiliates, or in connection with a transfer of all or substantially all of the assets or equity interests of the Company or a merger or consolidation of the Company with and into a corporation or other entity.

12. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and Executive with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

Executive Employment Agreement

13. Expenses. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney’s fees and other costs incurred by such party in connection with such action, in addition to any other relief to which such party is entitled.

14. Waivers and Further Agreements. Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

15. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

16. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether otherwise transmitted via electronic transmission), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of an original Agreement for all purposes. Minor variations in the form of signature pages of this Agreement, including footers from earlier versions of this Agreement, shall be disregarded in determining a party’s intent or the effectiveness of such signature.

18. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Executive Employment Agreement

19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Texas without regard or giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than such state. The Company and Executive irrevocably submit to the non-exclusive jurisdiction of any State or Federal court sitting in the City of Houston, Texas, over any suit, action or proceeding arising out of or related to this Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

Executive Employment Agreement

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

COMPANY

Casedhole Holdings, Inc.

By:	/s/ Tom Wilkins
Name:	Tom Wilkins
Title:	CFO

Address:

Casedhole Holdings, Inc. 1720 N. Airport Rd. Weatherford, Oklahoma 73096 Facsimile:

EXECUTIVE

/s/ Don Gawick
Don Gawick

Address:

3807 Hogan Court Sugar Land, Texas 77479 Facsimile:

Executive Employment Agreement

EXHIBIT A

GENERAL RELEASE AND WAIVER

In exchange for the severance payments and benefits identified in the Executive Employment Agreement (the “Agreement”) between Casedhole Holdings, Inc. (the “Company”) and                                  (“Employee”), which Employee acknowledges are in addition to anything of value to which he is already entitled, Employee hereby releases, settles and forever discharges the Company, its parent, subsidiaries, Affiliates, successors and assigns, together with their past and present directors, officers, employees, agents, insurers, attorneys, and any other party associated with the Company, to the fullest extent permitted by applicable law, from any and all claims, causes of action, rights, demands, debts, liens, liabilities or damages of whatever nature, whether known or unknown, suspected or unsuspected, which Employee ever had or may now have against the Company or any of the foregoing. This includes, without limitation, any claims, liens, demands, or liabilities arising out of or in any way connected with Employee’s employment with the Company and the termination of that employment pursuant to any federal, state or local laws regulating employment such as the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act known as 42 U.S.C. § 1981, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act of 1938, as well as all other federal, state and local laws, except that this release shall not affect any rights of Employee for benefits payable under any Social Security, Worker’s Compensation or Unemployment laws or rights arising out of any breach by Company of its obligation to make the severance payments and provide the benefits to Employee as required by the Agreement or any other agreements between Employee and the Company.

[For Employees Age 40 or Older]

Employee further expressly and specifically waives any and all rights or claims under the Age Discrimination In Employment Act of 1967 and the Older Workers Benefit Protection Act (collectively, the “Act”). Employee acknowledges and agrees that this waiver of any right or claim under the Act is knowing and voluntary, and specifically agrees as follows: (a) that this General Release and Waiver is written in a manner which he understands; (b) that this General Release and Waiver specifically relates to rights or claims under the Act; (c) that he does not waive any rights or claims under the Act that may arise after the date of execution of this General Release and Waiver; (d) that he waives rights or claims under the Act in exchange for consideration in addition to anything of value to which he is already entitled; and (e) that he is advised in writing to consult with an attorney prior to executing this General Release and Waiver.

It is agreed and understood that Employee has a period of 21 days to decide whether to sign this General Release and Waiver. For a period of seven days following the execution of this General Release and Waiver, Employee may revoke this General Release and Waiver. This General Release and Waiver shall not become effective or enforceable until such revocation period has expired.

IN WITNESS WHEREOF, the undersigned has executed this General Release and Waiver as of                          200    .

EMPLOYEE:

Name: